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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)    June 6, 1997
                                                    ------------

                     American States Financial Corporation
                     -------------------------------------
             (Exact name of registrant as specified in its charter)


         Indiana                       1-11733                  35-1976549
         -------                       -------                  ----------
(State or other  jurisdiction   (Commission File Number)      (IRS Employer
    of Incorporation)                                        Identification No.)


          500 North Meridian Street, Indianapolis, Indiana 46204-1275
          -----------------------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code: 317/262-6262


                                           N/A
(Former name or former address, if changed since last report)

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Item 5.  Other Events.

On June 6, 1997, American States Financial Corporation (the "ASFC") entered into an Agreement and Plan of Merger dated as of June 6, 1997 (the "Merger Agreement"), by and among ASFC, SAFECO Corporation ("Buyer") and ASFC Acquisition Co., a wholly owned subsidiary of Buyer ("Buyer Sub"). The Merger Agreement (see Exhibit I) provides for, among other things, the merger of Buyer Sub with and into ASFC (the "Merger"), with ASFC surviving the Merger as a wholly owned subsidiary of Buyer. Pursuant to the Merger Agreement and upon consummation of the Merger, each outstanding share of Common Stock of ASFC ("ASFC Common Stock") will be converted into the right to receive $47.00 in cash without interest thereon. Consummation of the Merger is subject to certain conditions, including, among others, (i) the approval by certain state insurance regulators of the Merger and (ii) compliance with applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

In connection with the Merger Agreement, Lincoln National Corporation ("LNC") and Buyer entered into a Voting, Support and Indemnification Agreement dated June 6, 1997 (the "Voting Agreement), certain sections of which were agreed to and acknowledged by ASFC. Pursuant to the Voting Agreement (see Exhibit II), LNC agreed, among other things, (i) to vote all ASFC Common Stock held by it or any of its subsidiaries in favor of the Merger, the Merger Agreement and the transactions contemplated thereby, (ii) to grant Buyer an irrevocable proxy in all ASFC Common Stock held by it or any of its subsidiaries for purposes of a vote at a meeting of the holders of ASFC Common Stock held to consider the Merger and (iii) to allocate between LNC and Buyer certain tax and employee benefits liabilities, and Buyer agreed, among other things, to pay to LNC amounts necessary to satisfy certain debt obligations of ASFC to LNC. LNC's obligation to vote in favor of the Merger is subject to the receipt of any required state insurance department approvals.

Set forth below is the text of a press release relating to the Merger issued by the Registrant on June 9, 1997:

         SAFECO Corporation (NASDAQ: SAFC) and American States Financial Corporation (NYSE: ASX) announced today that they have signed a definitive agreement for SAFECO to acquire American States for $47.00 per share or approximately $2.8 billion. The combination will create the 12th largest property and casualty insurance company in the United States with combined 1996 revenues of $5.9 billion. The combination will enhance the product mix, geographic reach and network of independent agents of both operations.

         The definitive agreement was approved by the Boards of Directors of both companies. Lincoln National Corporation, which currently owns
         83.3 percent of American States' outstanding common stock, has agreed to support the transaction.


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    "The combination of two of the finest agency companies will significantly enhance SAFECO's growth objectives," said Roger Eigsti, Chairman and Chief Executive Officer of SAFECO. "American States' expertise with small-to-medium sized business and commercial accounts will complement our personal lines expertise. We are excited about the opportunities this combination creates for our shareholders, customers, employees and agents."

    "SAFECO is a company we at American States have always respected, admired and, in many ways, have tried to emulate," said Robert A. Anker, Chairman and Chief Executive Officer of American States Financial Corporation.

    Upon completion of the transaction, the combined enterprise will nearly double the number of independent agents that either organization currently works with. The acquisition will accelerate SAFECO's growth east of the Rocky Mountains and enhance its position in eight core Midwestern and Pacific Northwest states (Illinois, Indiana, Missouri, Ohio, Michigan, Kansas, Washington and Oregon).

    Importantly, American States is one of the largest writers of property and casualty insurance in the small-to-medium sized business sector, a rapidly growing market for insurance. American States is recognized as the second largest writer of property and casualty insurance through independent agencies for businesses with fewer than 50 employees.

    "American States has the three key elements we sought in an acquisition candidate - strength in small business commercial lines, a Midwestern geographic focus and a strong independent agency network," said Boh (cq) Dickey, President and Chief Operating Officer of SAFECO. "In addition, it offered two other advantages - a highly skilled workforce and a strong cultural fit with SAFECO."

    American States, with assets of more than $5.5 billion, operates in more than 40 states through 4,800 independent agents. In addition to property and casualty insurance, the company also offers life insurance and surety. The company employs 3,200 people with major offices in Indiana, Kansas and Washington.

    "The addition of American States to SAFECO will result in approximately 4,000 new agents. This is a key component of our growth strategy. With superior agents representing us in more communities across the country, we can focus on developing the financial services products our customers need and refining the excellent service they associate with SAFECO," said Randy Stoddard, Senior Vice President of SAFECO Property/Casualty Insurance Companies who will become president of the property and casualty operations on July 1.

    Founded in 1923 as the General Insurance Company of America, SAFECO today is one of the largest diversified financial corporations in the country with more than



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    $20 billion in assets. Property and casualty insurance was SAFECO's original business and remains its largest operation. In addition, SAFECO today engages in life and health insurance, surety, real estate investment and management, commercial credit and asset management. SAFECO is headquartered in Seattle, with regional offices in Redmond, Wash., Atlanta, St. Louis, Denver and Fountain Valley, Calif.

        Note to the Editors: President Boh Dickey's name is spelled B-O-H.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit I        Merger Agreement

Exhibit II       Voting Agreement

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                                 Signature Page

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          AMERICAN STATES FINANCIAL CORPORATION


                                              By:   /s/ Thomas M. Ober
                                                    ------------------
                                                    Thomas M. Ober
                                                    Secretary


Dated:   June 17, 1997